EXHIBIT 10.1

SUNPOWER CORPORATION
FORM OF RETENTION AGREEMENT
This Retention Agreement (this “Agreement”) is entered into by and between SunPower Corporation, a Delaware corporation (the “Company”), and [name] (“Executive” and, together with the Company, the “Parties”), effective as of and contingent upon the Offer Closing (as defined below).
WHEREAS, Executive and the Company have entered into an Employment Agreement as of [August 28, 2008] (the “Employment Agreement”).
WHEREAS, the Company and Total Gas & Power USA S.A.S., a French société par actions simplifiée (the “Acquiror”), expect to enter into a Tender Offer Agreement (the “Tender Offer Agreement”).
WHEREAS, upon the “Offer Closing” (as defined in the Tender Offer Agreement), Acquiror will acquire a certain percentage of the outstanding shares of the Company's Class A Common Stock and the Company's Class B Common Stock pursuant to the terms of the Tender Offer Agreement, and such purchase will be considered a “Change of Control” as defined in the Employment Agreement.
WHEREAS, Executive and the Company desire to acknowledge and agree that the Offer Closing will not impact Executive's and the Company's respective rights and obligations under the Employment Agreement, except as provided in this Agreement.
NOW THEREFORE, in consideration of the promises made herein and contingent upon the Offer Closing, the Parties hereby agree as follows:
1.Continuation of Employment Agreement. The Parties hereby agree that, as of the Offer Closing, Executive's and the Company's respective rights and obligations under the Employment Agreement shall remain in effect in the same manner and to the same extent as applied prior to the Offer Closing, except to the extent modified herein. The Company further agrees that it will not provide a notice of non-renewal to Executive pursuant to Section 3 of the Employment Agreement to terminate such agreement at the end of its “initial term” within the meaning of Section 3 therein.
2.Extension of Severance Protection. The Parties hereby agree that Section 10(g) in the Employment Agreement (definition of “In Connection with a Change of Control”) is hereby amended to replace the reference to “twenty-four (24)” therein and insert “thirty-six (36)” in lieu thereof. For the avoidance of doubt, it is the Parties' intent that, if Executive incurs a termination without “Cause” (as such term is defined in the Employment Agreement) or a termination for “Good Reason” (as such term is defined in the Employment Agreement) at any time during the thirty-six

(36) month period following the Offer Closing, Executive shall become entitled to the severance benefits described in the Employment Agreement, subject to the requirements set forth therein.
3.Term of Employment. The Parties hereby agree that the terms and conditions of Executive's employment with the Company shall, on and after the Offer Closing, continue to be subject to all of the same terms and conditions which existed prior to the Offer Closing except as expressly provided herein. In particular, the Parties agree that Executive shall have the same base salary, bonus opportunity, work location, position and duties with the Company as existed prior to the Offer Closing, subject to any such changes and/or revisions to any terms and conditions of employment which Executive has agreed to in writing with the Company prior to the Offer Closing.
4.Acknowledgement of No Good Reason. Executive hereby acknowledges and agrees that the acquisition of Company stock by the Acquiror and the subsequent continuation without any material reduction of the terms and conditions of Executive's employment specified in Section 3 of this Agreement does not constitute grounds for a termination for “Good Reason,” as defined in Section 10(f) of the Employment Agreement.  The Parties hereby acknowledge and agree that Executive has not agreed to waive the right, at any time within the thirty-six (36) month period following the Offer Closing, to voluntarily resign for “Good Reason” (as any such event is defined in the Employment Agreement) so as to become eligible for the change of control severance benefits provided in the Employment Agreement, subject to the terms set forth in the Employment Agreement.
5.Equity Grant. In consideration of Executive's acknowledgments and agreements contained herein, the Company shall, contingent on the Offer Closing and promptly following the Offer Closing, grant Executive [########] restricted stock units (“Company RSUs”) which shall be subject to the terms and conditions of the Company's Second Amended and Restated 2005 Stock Incentive Plan (the “Plan”) and a form of Company RSU agreement to be mutually agreed upon between the Company and the Acquiror. The Company RSUs shall vest as to one-third (1/3rd) of the Company RSUs subject to such award on each of the first three (3) anniversaries of the Offer Closing, subject to Executive remaining employed with the Company on each applicable vesting date.
6.Change of Control. The Parties acknowledge that for all purposes of the Employment Agreement, the occurrence of the Offer Closing will constitute a “Change of Control” as defined in the Employment Agreement. Notwithstanding the foregoing, the Parties agree that the Company RSUs set forth in Section 5 above shall not be subject to any accelerated vesting on account of any termination of Executive's employment without “Cause” or Executive's voluntary resignation for “Good Reason” which occurs during the thirty-six (36) month period after the Offer Closing. However, should the Company undergo a subsequent “Change of Control” as defined in the Employment Agreement, which does not involve the Acquiror or any of its affiliates, then the Company RSUs will be subject to all the terms and conditions of the Employment Agreement in such transaction, including any vesting acceleration protections therein.
7.Section 280G. Notwithstanding anything in this Agreement to the contrary, if any payment or benefit that Executive would receive from the Company or otherwise, including specifically the Company RSUs (each a “Payment”) would (i) constitute a “parachute payment”

within the meaning Section  280G of the Internal Revenue Code of 1986, as amended (“Section 280G”); and (ii) but for this sentence, be subject to the excise tax imposed by Internal Revenue Code Section 4999 (the “Excise Tax”), then such Payment shall be either delivered in full or delivered to such lesser extent, as provided in Section 8(b) of the Employment Agreement. For purposes of clarity, the Parties agree that this provision will apply to a Change of Control resulting from the Offer Closing as well as any subsequent Change of Control.
8.Terms and Conditions. Subject to the provisions herein, the terms, conditions, protections and definitions of the Employment Agreement will remain in full force and effect.
9.Integration. This Agreement, together with the Employment Agreement, represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.
10.Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
11.Arbitration. The Parties agree that any and all disputes arising out of the terms of or relating in any way to this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Francisco, California before a retired judge then employed by the Judicial Arbitration and Mediation Service (JAMS) under its employment arbitration rules and procedures, supplemented by the California Code of Civil Procedure, and the Company agrees to pay the fees and costs of the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking preliminary injunctive relief (or any other provisional remedy) in aid of arbitration from any court having jurisdiction over the Parties under applicable state laws.
12.Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from Executive's private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
13.Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SUNPOWER CORPORATION

Dated: _______________, 2011    By ___________________________________________________
Name:
Title:

AGREED:

[NAMED EMPLOYEE], an individual

Dated: _______________, 2011     ___________________________________________________
[NAMED EMPLOYEE]